UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8—Other Events

Item 8.01    Other Events.

On June 6, 2012, the Corporate Governance Committee and the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac") reconsidered their April 5, 2012 independence determinations and determined that director nominees Thomas W. Hill and Douglas E. Wilhelm would not be "independent" directors under Farmer Mac's Corporate Governance Guidelines upon their election to the Board, and also withdrew the recommendation that those individuals be elected to the Board. Mr. Hill and Mr. Wilhelm remain on the ballot for election to the Board. The Board reconsiderations resulted from the recent receipt by Farmer Mac of additional information that related to a services agreement between Mr. Hill and Farm Credit Bank of Texas and a letter to Farmer Mac from Mr. Wilhelm disclosing ongoing discussions between Mr. Wilhelm and CoBank regarding a services agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:     /s/ Jerome G. Oslick
Name:    Jerome G. Oslick
Title:     Senior Vice President - General Counsel

Dated:    June 6, 2012